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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the accompanying registration statement on Form S-3, pursuant to Rule 415, of our report dated March 4, 1996, except as to Note 12, as to which the date is March 28, 1997, relating to the December 31, 1995 financial statements of fonix corporation, appearing in the annual report of fonix corporation on Form 10-K for the year ended December 31, 1997.



/s/ PRITCHETT, SILER & HARDY, P.C.

Pritchett, Siler & Hardy, P.C.
(formerly Peterson, Siler & Stevenson, P.C.)


Salt Lake City, Utah
April 13, 1998